Exhibit d.16

Blackstone Alternative Multi-Strategy Fund

SECOND AMENDED & RESTATED INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT, effective as of May 19, 2021, between Blackstone Alternative Investment Advisors LLC, a Delaware limited liability company (the “Adviser”), and Magnetar Asset Management LLC (the “Sub-Adviser”).

WHEREAS, the Adviser has entered into an Investment Advisory Agreement (the “Advisory Agreement”) with Blackstone Alternative Investment Funds, a Massachusetts business trust (the “Trust”), on behalf of its series, Blackstone Alternative Multi-Strategy Fund (the “Fund”), relating to the provision of portfolio management services to the Fund; and

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Advisory Agreement provides that the Adviser may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-investment advisers; and

WHEREAS, in selecting sub-investment advisers and entering into and amending sub-advisory agreements, the Adviser and the Trust may rely upon an exemptive order obtained from the Securities and Exchange Commission (“SEC”), provided that the Adviser and the Trust comply with the terms and conditions set forth therein; and

WHEREAS, the Adviser and the Board of Trustees (the “Board”) of the Trust desire to retain the Sub-Adviser to render portfolio management services to the Fund in the manner and on the terms set forth in this Agreement; and

WHEREAS, the Adviser and the Sub-Adviser (a) entered into a Sub-Advisory Agreement dated as of June 15, 2017 (the “Original Agreement”); (b) subsequently entered into a First Amended & Restated Investment Sub-Advisory Agreement, dated as of May 10, 2018, that amended and restated the Original Agreement in its entirety (the “First Amended Agreement”); and (c) wish to hereby amend and restate the First Amended Agreement in its entirety on the terms set out herein; and

WHEREAS, the Adviser and the Sub-Adviser desire to clarify certain expectations with respect to their relationship.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Adviser and the Sub-Adviser agree as follows:

1.	Appointment.

a.

Role of Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to act as an investment adviser for the Fund, subject to the oversight and direction of the Adviser and the Board, for so long as this Agreement remains in effect. Without limiting the generality of the previous statement, the Sub-Adviser shall manage the investment and reinvestment of a portion of the assets of the Fund in accordance with such investment strategies and within such limitations as the Adviser and the Sub-Adviser shall agree in writing from time to time (collectively, the “Strategy”). The Sub-Adviser acknowledges and agrees that the various investment advisory and other services as set forth herein to be performed by the Sub-Adviser will apply to the portion of the Fund’s assets that the Adviser or the Board shall from time to time designate, which may consist of all or a portion of the Fund’s assets (the “Allocated Portion”). For purposes of this Agreement, except as otherwise noted, the Allocated Portion shall refer to the combined portion of Fund assets to which the Sub-Adviser provides advisory services attributable to (a) the separate portfolio utilizing a statistical arbitrage strategy that was initially funded in May 2021 (the “Statistical Arbitrage Allocated Portion”), and (b) the separate portfolio utilizing a risk arbitrage strategy (the “PRA Allocated Portion”). For the avoidance of doubt, even where referred to jointly as the “Allocated Portion” the Sub-Adviser will act with respect to each of the Stat Arb Allocated Portion and the PRA Allocated Portion as though it were advising a separate investment company. For instance, compliance monitoring described herein shall be done separately for each of the Stat Arb Allocated Portion and the PRA Allocated Portion and reporting described further herein shall be separate for each of the two strategies as well. The Sub-Adviser may provide the various investment advisory and other services with respect to the Allocated Portion to the Fund and/or a wholly-owned subsidiary of the Fund, Blackstone Alternative Multi-Strategy Sub Fund II Ltd, Blackstone Alternative Multi-Strategy Sub Fund III LLC, and/or Blackstone Alternative Multi-Strategy Sub Fund IV LLC. As context requires, references to the “Fund” include the wholly-owned subsidiaries. The Sub-Adviser hereby accepts such appointment and agrees during such period, subject to the oversight of the Board and the Adviser, to render the services and to assume the obligations herein set forth for the compensation stated in Section 5 hereof. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority or obligation to act for or represent the Adviser, the Trust, or the Fund in any way.

b.

Limitations of Sub-Adviser’s Responsibility. Except as expressly set forth in this Agreement, the Sub-Adviser shall not be responsible for any aspects of the Fund’s investment program other than the management of the Allocated Portion in accordance with the Strategy.

c.

Sub-Advisory Arrangement Not Exclusive for Fund. It is acknowledged and agreed that the Adviser may appoint from time to time other sub-advisers in addition to the Sub-Adviser to manage the assets of the Fund that do not constitute the Allocated Portion and nothing in this Agreement shall be construed or interpreted to grant the Sub-Adviser an exclusive arrangement to act as the sole sub-adviser to the Fund. It is further acknowledged and agreed that the Adviser makes no commitment to designate any portion of the Fund’s assets to the Sub-Adviser as the Allocated Portion.

d.	Other Activities of the Sub-Adviser. The Adviser recognizes that the Sub-Adviser and its principals, affiliates, officers and employees have investments of their own and are acting as investment managers, sub-advisers or general partners for other clients. The Adviser also recognizes that the Sub-Adviser and its principals, affiliates, officers and employees may be or become associated with other investment entities and engage in investment management for other clients. Except to the extent necessary to perform the Sub-Adviser’s obligations hereunder, as otherwise explicitly stated hereunder, or as otherwise agreed to in writing by the parties hereto, nothing herein shall be deemed to limit or restrict the right of the Sub-Adviser and its principals, affiliates, officers and employees to engage in, or to devote time and attention to the management of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association. The Sub-Adviser may on occasion give advice or take action with respect to its other clients that differs from, or conflicts with, the advice given to the Adviser or the Fund in respect of the Allocated Portion.

2.	Sub-Adviser Duties.

The Sub-Adviser is hereby granted (subject to the limitations expressed herein) the following authority and undertakes to provide the following services and to assume the following obligations:

a.

Adviser Retains Certain Authority. In furnishing the services hereunder, the Sub-Adviser will be subject to the oversight of the Adviser and the Board. Upon reasonable advance written notice to the Sub-Adviser, the Adviser retains complete authority, to the extent permitted under the Advisory Agreement, to immediately assume direct responsibility for any function delegated to the Sub-Adviser under this Agreement.

b.

Continuous Investment Program. The Sub-Adviser shall formulate and implement a continuous investment program for the Allocated Portion in accordance with the Strategy, including determining what portion of such assets will be invested or held uninvested in cash or cash equivalents. Without limiting the generality of the foregoing, the Sub-Adviser is authorized to: (a) make investment decisions for the Fund in respect of the Allocated Portion, including decisions for the investment and reinvestment of the assets (including cash and cash-equivalent assets) held in the Allocated Portion; (b) place purchase and sale orders for portfolio transactions in respect of the Allocated Portion and manage otherwise uninvested cash or cash equivalent assets of the Allocated Portion; (c) use financial derivative instruments and any of the efficient portfolio management techniques and instruments as may in the reasonable opinion of the Sub-Adviser be necessary or advisable in order to implement the Strategy; and (d) subject to Section 2(d) below, execute account documentation, agreements, contracts, and other documents as may be required by brokers, dealers, counterparties, and other persons in connection with the Sub-Adviser’s management of the Allocated Portion (in such respect, and only for this limited purpose, the Sub-Adviser will, as necessary to effect such documentation, agreements, contracts and other documents, act as the Adviser’s and the Fund’s agent and attorney-in-fact).

c.	Management in Accordance with Fund Governing Documents and Procedures. The Sub-Adviser will be responsible for the daily management and monitoring of the portfolios in the Allocated Portion subject to and in accordance with (i) the applicable Strategy; and (ii) the investment policies and restrictions of the Fund set forth in the Fund’s Agreement and Declaration of Trust, as amended, By-Laws and the prospectus (the “Prospectus”) and statement of additional information (“SAI”) included in the Fund’s registration statement (as from time to time amended, supplemented, and in effect, the “Registration Statement”) (collectively, the “Governing Documents”). Subject to the Written Instructions (as defined below), the Sub-Adviser shall deploy the applicable Strategy on behalf of each portfolio of the Allocated Portion in a manner consistent with applicable laws, including without limitation applicable provisions of (x) the 1940 Act and the rules and regulations thereunder and (y) the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder applicable to qualification as a “regulated investment company”. The Sub-Adviser will also work with the Adviser to manage and monitor the portfolios of the Allocated Portion in accordance with any written instructions reasonably consistent with the applicable Strategy which the Adviser or the Board may issue to the Sub-Adviser from time to time and which are not inconsistent with the Governing Documents and the Procedures (defined below), as determined by the Adviser (the “Written Instructions”); provided, however, that the Adviser shall remain responsible for ensuring the Fund’s (including the Allocated Portion’s) overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations. In connection therewith, the Adviser shall perform quarterly and annual tax compliance tests to ensure that the Fund is in compliance with Subchapter M of the Code, as well as compliance tests to ensure that the Fund overall is in compliance with the requirements of the 1940 Act. To aid in the performance of such tax compliance and 1940 Act compliance testing by the Adviser, the Sub-Adviser shall provide information the Adviser reasonably requests from the Sub-Adviser in a timely manner in order to allow the Adviser to complete any such testing in a timely manner. The Adviser acknowledges that the Sub-Adviser shall rely completely upon the Adviser’s determination of whether and to what extent the Fund overall (i.e. the Allocated Portion together with all other assets of the Fund) is in compliance with Subchapter M of the Code and the requirements of the 1940 Act, and that the Sub-Adviser has no separate and independent responsibility to test the Fund overall for any such compliance. In connection with such tax compliance tests, the Adviser shall promptly notify the Sub-Adviser if the Allocated Portion is out of compliance with the diversification requirements under Subchapter M. The Sub-Adviser shall use its reasonable best efforts to take prompt action to bring the Allocated Portion back into compliance within the time permitted under the Code thereunder to the extent requested by the Adviser. In connection with such 1940 Act compliance tests, the Adviser shall inform the Sub-Adviser of any such compliance issue and the Sub-Adviser will use its reasonable best efforts to take prompt action to rectify such compliance issue as the Adviser and Sub-Adviser shall mutually agree. For the avoidance of doubt and except as otherwise agreed, in managing the Allocated Portion as set forth above, the Sub-Adviser shall have no responsibility whatsoever with respect to any assets of the Fund outside of the Allocated Portion. The Sub-Adviser also agrees to conduct its activities hereunder in accordance with any applicable procedures or policies adopted by the Board with respect to the Fund as from time to time in effect and furnished in writing to the Sub-Adviser

(the “Procedures”). The Adviser has provided to the Sub-Adviser copies of all current Governing Documents and current Procedures and shall promptly provide to the Sub-Adviser any amendments or supplements thereto within a reasonable time after amendment or approval, as applicable, and, absent the Sub-Adviser’s willful misconduct, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder, the Sub-Adviser shall not be liable for acting in accordance with existing forms of Governing Documents or Procedures prior to being notified of any amendments thereto, it being expressly understood and agreed that the Sub-Adviser will be obligated to manage the Allocated Portion subject to and in accordance with any such amended or supplemented Governing Documents or Procedures only as soon as practical after the Sub-Adviser has received written notice of the particular amendment or supplement. The Adviser shall timely furnish the Sub-Adviser with such additional information as may be reasonably necessary for or reasonably requested by the Sub-Adviser to perform its responsibilities pursuant to this Agreement.

d.

Fund Counterparties. The Sub-Adviser will utilize counterparties and/or clearing members for prime brokerage, futures clearing, listed and OTC options and swap services, ISDA services, and other transactions in financial derivative instruments under agreements set up by, and in the name of, the Adviser or the Fund. The Sub-Adviser also may negotiate its own trading terms, agreements and other arrangements with counterparties and/or clearing members, upon the approval of the Adviser. In effecting transactions for the Allocated Portion, the Sub-Adviser will utilize broker-dealers and swap execution facilities, if applicable, for trade execution selected by the Sub-Adviser, and accounts set up by the Sub-Adviser with such broker-dealers and swap execution facilities. The Adviser will be responsible for managing any collateral and margin requirements associated with investments made for the Allocated Portion (where applicable), including providing instructions to the Custodian (as defined herein) and will perform in-house reconciliation procedures on such accounts.

e.

Reports. The Sub-Adviser shall render such reports to the Board and the Adviser as they may reasonably request concerning the investment activities of the Sub-Adviser with respect to the Allocated Portion. On each business day, the Sub-Adviser shall provide reports (to which the Adviser will have access) to the Fund’s administrator (the “Administrator”) in a mutually-agreed format and medium regarding (i) the securities or other instruments held in the Allocated Portion; and (ii) the securities or other instruments purchased and sold for the Allocated Portion by the Sub-Adviser on such business day. The Sub-Adviser also shall provide such additional information to the Adviser or the Administrator regarding the Sub-Adviser’s implementation of the Strategy with respect to the Allocated Portion as the Adviser or Administrator may reasonably request in such format as the Adviser or Administrator may request, provided that in no case (whether with respect to such additional information, the reports described earlier in this paragraph, or otherwise) shall the Sub-Adviser be required to disclose to the Adviser or its affiliates any proprietary or trade secret Information (as defined below) regarding the systems, methods, tools, techniques or strategies used by the Sub-Adviser in implementing the Strategy unless required by applicable law, regulation or court order.

f.

Proxy Voting. The parties hereby agree that the Sub-Adviser shall assume responsibility for voting proxies and making all other voting and consent determinations with respect to the issuers of securities and other instruments held in the Allocated Portion in accordance with the Sub-Adviser’s then-existing proxy voting policies and procedures (a copy of which has been provided by the Sub-Adviser to the Adviser); provided that the Sub-Adviser’s proxy voting policies and procedures for the Allocated Portion are not inconsistent with the proxy voting policies and procedures adopted by the Fund and provided to the Sub-Adviser from time to time. The Sub-Adviser shall provide disclosure regarding its proxy voting policies and procedures in accordance with the requirements of Form N-1A for inclusion in the Registration Statement of the Trust. To the extent that the Sub-Adviser votes proxies in relation to securities held as part of the Allocated Portion, the Sub-Adviser shall report to the Adviser in a timely manner a record of all proxies voted, in such form and format that permits the Fund to comply with the requirements of Form N-PX with respect to the Allocated Portion. During any annual period in which the Sub-Adviser has voted proxies for the Allocated Portion, the Sub-Adviser shall certify as to its compliance with its proxy voting policies and procedures and applicable federal statutes and regulations.

g.

Filing Claims. The parties hereby agree that the Sub-Adviser shall not be responsible for the filing of claims (or otherwise causing the Fund to participate) in class action litigation, settlements, bankruptcy proceedings, or similar proceedings in which shareholders may participate related to securities currently or previously associated with the Allocated Portion. Notwithstanding the foregoing, at the Sub-Adviser’s reasonable request, Sub-Adviser may assume responsibility for the filing of claims (or otherwise causing the Fund to participate) in class action litigation, settlements, bankruptcy proceedings, or similar proceedings related to securities currently or previously associated with the Allocated Portion.

h.

Sub-Adviser’s Management and Monitoring of the Allocated Portion. The Sub-Adviser shall use reasonable efforts to provide such reports as the Adviser may reasonably require, upon reasonable written notice, to monitor on a daily basis the investment activities and portfolio holdings associated with the Allocated Portion. The Adviser or the Trust on behalf of the Fund, as applicable, shall timely provide to the Sub-Adviser all information and documentation that the parties mutually agree are necessary or appropriate for the Sub-Adviser to fulfill its obligations under this Agreement. The Sub-Adviser shall use its reasonable best efforts to comply with any Written Instructions of the Adviser with respect to the investment activities used to manage the Allocated Portion to ensure the Fund’s compliance with the Governing Documents, Procedures, and applicable law.

i.

Daily Transmission of Information to Custodian. In connection with any purchase and sale of securities or other instruments for the Allocated Portion, the Sub-Adviser will arrange for the transmission to the custodian for the Fund (the “Custodian”) on a daily basis such trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify the securities or other instruments to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the Custodian to perform its custodial, administrative, and recordkeeping responsibilities with respect to the Fund. Copies of such trade tickets, and other documents and information shall be provided concurrently to the Administrator. With respect to securities or other instruments to be settled through the Fund’s Custodian, the Sub-Adviser will, on a monthly basis, arrange for confirmation of such trades to be transmitted to the Adviser in paper format and provide the Adviser with access to the electronic platforms detailing OTC trades that have been confirmed (e.g., Markitwire). The parties acknowledge that the Sub-Adviser is not a custodian of the Fund’s assets and will not take possession or custody of such assets.

j.

Assistance with Valuation. The Sub-Adviser will provide reasonable assistance to the Adviser and the Custodian, Administrator or similar party designated by the Adviser in assessing the fair value of securities or other instruments held in the Allocated Portion for which market quotations are not readily available or for which the Adviser or the Board has otherwise determined to fair value such portfolio holdings. Notwithstanding the foregoing, the parties acknowledge that the Sub-Adviser is not ultimately responsible for establishing the valuation of the Fund’s investments.

k.

Provision of Information and Certifications. The Sub-Adviser shall timely provide to the Adviser and the Trust, on behalf of the Fund, all information and documentation they may reasonably request as necessary or appropriate in order for the Adviser and the Board to oversee the activities of the Sub-Adviser and for the Fund to comply with the requirements of the Governing Documents, the Procedures, and any applicable law, provided that in no case shall the Sub-Adviser be required to disclose proprietary or trade secret Information to the Adviser or its affiliates regarding the systems, methods, tools, techniques or strategies used by the Sub-Adviser in implementing the Strategy unless required by applicable law, regulation or court order. The information and documentation requested by the Adviser and the Trust under this paragraph may include, without limitation, (i) information and commentary relating to the Sub-Adviser or the Allocated Portion for the Fund’s annual and semi-annual reports, in form and substance mutually agreed by the Adviser and Sub-Adviser, together with certifications related to the Sub-Adviser’s management of the Allocated Portion in order to support the Fund’s and the Fund’s Principal Executive Officer’s and Principal Financial Officer’s regulatory requirements and certifications relating to disclosure controls and financial reporting, in each case, in a form that the Adviser and the Sub-Adviser mutually and reasonably agree; (ii) within 15 business days of a quarter-end, a quarterly certification with respect to compliance and operational matters related to the Sub-Adviser and the Sub-Adviser’s management of the Allocated Portion (including, without limitation, compliance with the Procedures), in a format reasonably requested by the Adviser and agreed to by the Sub-Adviser, as it may be amended from time to time; and (iii) an annual certification from the Sub-Adviser’s Chief Compliance Officer, appointed under Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with respect to the design and operation of the Sub-Adviser’s compliance program, in a format reasonably requested by the Adviser and agreed to by the Sub-Adviser.

l.

Code of Ethics. The Sub-Adviser will maintain a written code of ethics (the “Code of Ethics”) that complies with the requirements of Rule 17j-1 under the 1940 Act (“Rule 17j-1”), a copy of which will be provided to the Adviser and the Fund, and will institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1) from violating its Code of Ethics. The Sub-Adviser also will certify quarterly to the Trust on behalf of the Fund and the Adviser that it and its “Advisory Persons” (as defined in Rule 17j-1) have complied in all material respects with the requirements of Rule 17j-1 during the previous quarter or, if not, explain what the Sub-Adviser has done to seek to ensure such compliance in the future. Annually, the Sub-Adviser will furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1, concerning the Code of Ethics and compliance program, respectively, to the Trust and the Adviser. The Sub-Adviser shall notify the Adviser promptly of any material violation of the Code of Ethics involving the Allocated Portion. Upon request of the Board or the Chief Compliance Officer on behalf of the Fund or the Adviser with respect to violations of the Code of Ethics directly affecting the Fund, the Sub-Adviser will permit representatives of the Trust or the Adviser to examine reports (or summaries of the reports) required to be made by Rule 17j-1 relating to enforcement of the Code of Ethics. The Sub-Adviser will provide such additional information regarding any such violations as the Board or the Chief Compliance Officer on behalf of the Fund or the Adviser may reasonably request in order to assess the functioning of the Code of Ethics or any harm caused to the Fund from a violation of the Code of Ethics, provided that the Sub-Adviser shall not be required to provide the Trust or the Adviser with information that it may not provide in accordance with applicable law and the Sub-Adviser reserves the right to assert all applicable legal privileges. Further, the Sub-Adviser represents and warrants that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Sub-Adviser and its employees.

m.

Sub-Adviser Review of Materials. Upon the Adviser’s reasonable request, the Sub-Adviser shall review and comment upon selected portions relating to the Sub-Adviser and/or Strategy (including the Allocated Portion) of the Registration Statement, other offering documents and ancillary sales and marketing materials prepared by the Adviser for the Fund, and participate, at the reasonable request of the Adviser, in educational meetings with placement agents and other intermediaries about portfolio management and investment-related matters of the Fund, provided that the Adviser will endeavor to limit its requests for the Sub-Adviser to participate in such educational meetings to no more than two times per year. The Sub-Adviser will promptly inform the Fund and the Adviser if it becomes aware that any information in the Registration Statement that relates to the Sub-Adviser, the Strategy, or the Allocated Portion is (or will become) inaccurate or incomplete in any material respect.

n.

Notice of Material Actions / Change in Control. Each party will promptly notify the other party in writing of the occurrence of any of the following events: it is served or otherwise receives notice of any material action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, governmental, administrative or self-regulatory agency, or public board or body, involving the Allocated Portion. The Sub-Adviser will promptly notify the Adviser of any change in the actual control of the Sub-Adviser or change in the portfolio manager(s) primarily responsible for the day-to-day management of the Allocated Portion.

3.	Broker-Dealer Selection.

To the extent provided in the Prospectus or SAI of the Fund’s Registration Statement, and in accordance with applicable law and applicable policies and procedures of the Sub-Adviser, as approved by the Board (the “Sub-Adviser Procedures”), the Sub-Adviser shall, in the name of the Fund, place orders for the execution of portfolio transactions for the Allocated Portion, when applicable, with or through such brokers, dealers or other financial institutions described in Section 2(d) hereof. The Sub-Adviser shall use commercially reasonable efforts to seek the best execution on all portfolio transactions executed in respect of the Allocated Portion. Subject to review by the Board with respect to the extent or continuation of this practice, the Sub-Adviser may, to the extent permissible by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and consistent with applicable Sub-Adviser Procedures, consider the financial responsibility, research and investment information, and other services provided by broker-dealers who may effect or be a party to any such transaction or to other transactions to which other clients of the Sub-Adviser may be a party.

On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may (but shall be under no obligation to), in accordance with applicable law and any relevant Sub-Adviser Procedures, aggregate the securities to be so purchased or sold with other orders for other clients of the Sub-Adviser in order to seek best execution. In such event, allocation of the securities so purchased or sold, as well as of the fees and expenses incurred in the transaction, will be made by the Sub-Adviser consistent with the Sub-Adviser Procedures and in the manner it considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients over time.

On an ongoing basis, at such times as the Adviser or the Board shall reasonably request, the Sub-Adviser will provide a written report to the Adviser and the Board, in a form reasonably agreed between the Sub-Adviser and the Adviser, summarizing (i) the brokerage details with respect to transactions executed by the Sub-Adviser for the Allocated Portion and (ii) the “soft dollar” arrangements that the Sub-Adviser maintains with respect to the Allocated Portion or with brokers or dealers that execute transactions for the Allocated Portion, and of all research and other services provided to the Sub-Adviser by a broker or dealer (whether prepared by such broker or dealer or by a third party) as a result, in whole or in part, of the direction of Fund transactions for the Allocated Portion to the broker or dealer.

4.	Books and Records; Periodic Reports.

a.

Maintenance Requirements. The Sub-Adviser shall maintain such books and records with respect to the Allocated Portion as are required by law, including, without limitation, the 1940 Act (including, without limitation, the investment records and ledgers required by Rule 31a-1) and the Advisers Act, and the rules and regulations thereunder (the “Fund’s Books and Records”). The Sub-Adviser agrees that the Fund’s Books and Records are the Fund’s property and further agrees to surrender promptly to the Trust or the Adviser the Fund’s Books and Records upon the request of the Board or the Adviser; provided, however, that the Sub-Adviser may retain copies of the Fund’s Books and Records at its own cost. To the extent not maintained by the Adviser, the Sub-Adviser shall make the Fund’s Books and Records available for inspection and use by the SEC and other regulatory authorities having authority over the Fund, the Trust, the Adviser, or any person retained by the Board at all reasonable times as requested by the Adviser or the Board. Where not transmitted to the Administrator for retention, the Fund’s Books and Records shall be maintained by the Sub-Adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act. In the event of the termination of this Agreement, the Fund’s Books and Records will be returned to the Trust or the Adviser; provided, however, that the Sub-Adviser may retain copies of the Fund’s Books and Records at its own cost. The Adviser and Fund’s Chief Compliance Officer shall, at reasonable times and upon reasonable advance notice, be provided with access to the Sub-Adviser’s documentation and records relating to the Fund and, at their own cost, copies of such documentation and records.

b.

Periodic Reports. The Sub-Adviser shall (i) with the assistance of the Adviser, render to the Board such periodic and special reports as the Board or the Adviser may reasonably request, provided that in no case shall the Sub-Adviser be required to disclose to the Adviser or its affiliates any proprietary or trade secret Information regarding the systems, methods, tools, techniques or strategies used by the Sub-Adviser in implementing the Strategy unless required by applicable law, regulation or court order; and (ii) meet with the Adviser or the Board upon reasonable request for the purpose of reviewing the Sub-Adviser’s performance under this Agreement at reasonable times and upon reasonable advance notice. The Adviser will endeavor to limit its requests for the Sub-Adviser to attend in-person, off-site meetings to no more than two times per year.

5.	Compensation of the Sub-Adviser.

The Adviser will pay the Sub-Adviser for its services with respect to the Fund the compensation specified in Appendix A to this Agreement.

6.	Allocation of Charges and Expenses.

The Sub-Adviser shall bear its expenses of providing services pursuant to this Agreement, including, without limitation, the Sub-Adviser’s operating and overhead expenses attributable to its duties hereunder, but excluding the cost of securities (including brokerage commissions, if any) and other investments purchased for the Allocated Portion. It is understood that, pursuant to the Advisory Agreement, the Fund will pay all expenses other than those expressly stated to be payable by the Sub-Adviser hereunder or by the Adviser under the Advisory Agreement, which such expenses payable by the Fund shall include, without limitation, those set forth in Section 4 of the Advisory Agreement.

7.	Breach.

a.

Notification, Curing Breach. Each party shall use its reasonable best efforts to cooperate with the other party in curing any regulatory or compliance breaches or material breaches of this Agreement as promptly as possible. Each party will notify the other party as soon as reasonably practicable upon detection of any breach of the 1940 Act, the Governing Documents, the Procedures, the Strategy, or this Agreement that has a material adverse effect on the Allocated Portion.

b.	No Representation Regarding Investment Performance. The Sub-Adviser makes no representation or warranty that any level of investment performance or level of investment results will be achieved.

8.	Use of Names and Track Record.

a.

Adviser’s and Fund’s Use of Sub-Adviser Name and Track Record. As required for legal and regulatory compliance, the Adviser and the Fund shall have a non-exclusive, non-transferable, royalty free license to use the name of the Sub-Adviser, including any short form of such name, or any combination or derivation thereof (in the case of any such short form, combination or derivation, as pre-approved in writing by the Sub-Adviser), for the purpose of identifying the Sub-Adviser as a sub-adviser to the Fund. The Sub-Adviser acknowledges and agrees that the Adviser, the Fund and the Fund’s selling agents will use such names in marketing the Fund to current and prospective investors in accordance with the terms of this Section 8. The Adviser and the Fund shall cease to use the name of the Sub-Adviser in any new or materially amended materials (except as may be reasonably necessary, in the discretion of the Adviser, to comply with applicable law) promptly upon termination of this Agreement and the Fund shall amend and, if necessary, file such amendment, to the Registration Statement so that the Sub-Adviser is no longer identified as a sub-adviser to the Fund (except as may be reasonably necessary, in the discretion of the Adviser, to comply with applicable law or regulation). During the term of this Agreement, the Adviser shall provide to the Sub-Adviser in writing any description of the Sub-Adviser or the Strategy that the Adviser intends to use in its sales and other marketing materials for review and approval, provided, however, that if the Sub-Adviser fails to comment in writing (including via e-mail) by the end of the fifth business day after delivery of such materials, the Sub-Adviser will be deemed to have granted consent to use of its name and such description of the Sub-Adviser and the Strategy on the end of the fifth business day following delivery of such materials to the Sub-Adviser for approval; provided, further that the Sub-Adviser shall not be responsible in any manner for the preparation or distribution of any such sales and other marketing materials other than with regard to the accuracy of the information provided or confirmed by the Sub-Adviser to the Adviser in connection therewith. Other than the performance data generated in connection with the Fund, the Adviser may not use the performance data generated by the Sub-Adviser in connection with other client accounts without the Sub-Adviser’s express written consent. For the avoidance of doubt, the Sub-Adviser acknowledges and agrees that the Adviser may use the performance data generated by the Sub-Adviser in connection with the Fund without limitation during and after the term of the Agreement.

b.

Restrictions on Use of Adviser’s Name. The Sub-Adviser shall not use the name of the Trust, the Fund, the Adviser, “Blackstone Alternative Asset Management L.P.” or “Blackstone” (or any combination or derivation thereof) in any material relating to the Sub-Adviser in any manner not approved prior thereto in writing by the Adviser, except (i) with respect to the identification of the Fund as required by applicable law (including the disclosure of the sub-advisory relationship to the Securities and Exchange Commission on the Sub-Adviser’s Form ADV or to any other governmental or self-regulatory agency as required); and (ii) for inclusions of such entities in lists of the Sub-Adviser’s clients). Each of the Adviser and the Sub-Adviser represents and warrants that it will not make, or cause or allow any of its affiliates to make, any oral or written statement to any third party that disparages, defames, or reflects adversely upon the Trust, the Fund, or the Adviser or the Sub-Adviser, as applicable. For the avoidance of doubt, nothing in this Agreement shall restrict the Adviser, its affiliates, the Trust, or the Fund from making factual statements in required disclosures (including shareholder report discussions or Fund performance), in reports to the Trust’s Board of Trustees, or in response to regulatory inquiries and nothing in this Agreement shall restrict the Sub-Adviser or its affiliates from making factual statements in response to regulatory inquiries.

c.

Sub-Adviser’s Use of Track-Record. The Sub-Adviser may use performance data it generates managing the Allocated Portion for its track record, provided that the Fund is not specifically identified by name without approval in writing by the Adviser. For avoidance of doubt, the Sub-Adviser shall be entitled to retain and use records of each of its transactions and other records pertaining to the Allocated Portion and the Fund as are necessary to support any such uses of the investment performance and track record.

9.	Liability and Indemnification.

a.

Notwithstanding anything to the contrary elsewhere in this Agreement, absent the willful misconduct, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Sub-Adviser, its affiliates or any of its or their respective officers, directors, partners, agents, employees, and controlling persons (each, including the Sub-Adviser, a “Sub-Adviser Covered Person”), no Sub-Adviser Covered Person shall be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding, or sale of any position; provided, however, that the obligations of the Sub-Adviser in respect to “Trade Error” or “Compliance Error” (as defined in the Procedures, as the same may be amended from time to time) shall be as set forth in the Procedures. Prior to effecting any material changes to the definitions in the Procedures of Trade Error or Compliance Error (or to any associated obligations or liabilities of the Sub-Adviser), Adviser agrees to provide 75 days’ prior written notice to the Sub-Adviser before such changes become effective with respect to the Allocated Portion unless, in the reasonable discretion of the Adviser, such change must become effective earlier due to any applicable law, rule, regulation or court order, in which case the Adviser will provide written notice to the Sub-Adviser as promptly as reasonably practicable. It is acknowledged and agreed that any Trade Error or Compliance Error that results in a gain to the Fund shall inure to the benefit of the Fund. For the avoidance of doubt, it is acknowledged and agreed that the Fund is a third party beneficiary of the indemnity granted in this Section 9(a), and the indemnity is intended to cover claims by the Fund, the Trust (on behalf of the Fund), or the Adviser against the Sub-Adviser for recovery pursuant to this section.

b.

The Sub-Adviser acknowledges that it has received notice of and accepts the limitations upon the Fund’s liability set forth in its Agreement and Declaration of Trust, as amended. The Sub-Adviser agrees that any of the Fund’s obligations shall be limited to the assets of the Fund and that the Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders of the Fund nor from any other series of the Trust or any Trustees or officer, employee, or agent of the Fund or other series of the Trust.

c.

The Sub-Adviser shall indemnify the Fund and the Adviser and each of their respective trustees, members, officers, employees, and shareholders, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act, against, and hold them harmless from, any and all losses, claims, damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ and accountants’ fees and disbursements) (collectively, “Losses”) asserted by any third party in so far as such Losses (or actions with respect thereto) arise out of or are based upon (i) any actual material misstatement or omission in the Fund’s Registration Statement, any proxy statement of the Fund, or communication by the Fund to current or prospective investors in the Fund, in each case relating to disclosure provided by the Sub-Adviser in writing to the Adviser or the Fund for inclusion in such documents; or (ii) the bad faith, willful misconduct or gross negligence by the Sub-Adviser in the performance of its duties under this Agreement or reckless disregard of its obligations or duties hereunder. For the avoidance of doubt, it is acknowledged and agreed that the indemnity in this Section 9(c) shall not operate to limit in any way the indemnification granted by the Sub-Adviser to the Adviser, the Fund, or the Trust (on behalf of the Fund) in Section 9(a) above.

d.

The Adviser shall indemnify the Sub-Adviser Covered Persons against, and hold them harmless from, any and all Losses asserted by any third party in so far as such Losses (or actions or omissions with respect thereto) arise out of or are based upon (i) any actual material misstatement or omission in the Fund’s Registration Statement, any proxy statement of the Fund, or communication by the Fund to current or prospective investors in the Fund (other than a misstatement or omission relating to disclosure provided by the Sub-Adviser in writing to the Adviser or the Fund for inclusion in such documents); (ii) any action or inaction by the Sub-Adviser that the Sub-Adviser has made or refrained from making, as applicable, in good faith pursuant to and consistent with the Adviser’s Written Instructions to the Sub-Adviser; or (iii) the bad faith, willful misconduct, or gross negligence by the Adviser in the performance of its duties under this Agreement or reckless disregard of its obligations or duties hereunder.

e.

Promptly after receipt of notice of any action, arbitration, claim, demand, dispute, investigation, lawsuit, or other proceeding (each a “Proceeding”) by a party seeking to be indemnified under Section 9(c) or 9(d) (the “Indemnified Party”), the Indemnified

Party will, if a claim in respect thereof is to be made against a party against whom indemnification is sought under Section 9(c) or 9(d) (the “Indemnifying Party”) notify the Indemnifying Party in writing of the commencement of such Proceeding; provided that, the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any indemnification liability which it may have to the Indemnified Party. No Indemnifying Party shall be liable under this section for any settlement of any Proceeding entered into without its consent with respect to which indemnity may be sought hereunder.

f.	The rights provided in this section shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law.

10.	Sub-Adviser Insurance.

a.

The Sub-Adviser agrees that during the term of this Agreement it will have the benefit of an errors and omissions insurance policy with respect to the Sub-Adviser in a commercially reasonable amount based upon the amount of assets managed by the Sub-Adviser and commercial general liability insurance in a commercially reasonable amount. The foregoing policies shall be issued by insurance companies that maintain an A.M. Best rating of A- or higher, or are otherwise reasonably acceptable to the Adviser in its reasonable discretion. Any and all deductibles specified in the above-referenced insurance policies shall be assumed by the Sub-Adviser. No deductible specified in the above-referenced insurance policies shall be borne by the Fund or the Adviser.

b.

The Adviser agrees that it will maintain at its own expense an Errors and Omissions insurance policy with respect to the Adviser in a commercially reasonable amount based upon the amount of assets managed by the Adviser and Commercial General Liability insurance in a commercially reasonable amount. The foregoing policies shall be issued by insurance companies that maintain an A.M. Best rating of A- or higher. Any and all deductibles specified in the above-referenced insurance policies shall be assumed by the Adviser.

11.	Custodian.

The Fund’s assets shall be maintained in the custody of its Custodian (such Custodian to be selected and engaged by the Fund or the Adviser). Any assets added to the Fund shall be delivered directly to the Fund’s Custodian, and the Sub-Adviser shall have no liability for the acts or omissions of any such Custodian.

12.	Representations of the Sub-Adviser.

The Sub-Adviser represents, warrants and further covenants as follows:

a.

Duly Organized / Good Standing. It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it.

b.

Authority. The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser’s powers and have been duly authorized by all necessary action on the part of its governing body (i.e., its partners or board of directors/trustees/members), and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance of this Agreement, and the execution, delivery and performance of this Agreement by the Sub-Adviser does not contravene or constitute a material default under (i) any provision of applicable law, rule or regulation applicable to the Sub-Adviser, (ii) the Sub-Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Sub-Adviser. Any individuals whose signatures are affixed to this Agreement on behalf of the Sub-Adviser have full authority and power to execute this Agreement on behalf of the Sub-Adviser.

c.

Enforceable Agreement. This Agreement is enforceable against the Sub-Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

d.

Registered Investment Adviser. The Sub-Adviser (i) is duly registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act; (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of the Advisers Act from occurring and will provide notice promptly to the Adviser of any material violations relating to the Fund; (v) has materially met and will seek to continue to materially meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency; and (vi) will promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the 1940 Act.

e.

No Material Pending Actions. To the best of its knowledge, there are no material pending actions, suits, proceedings, inquiries or investigations, at law or in equity, before or by any court, governmental, administrative or self-regulatory agency, or public board or body involving any of its directors, officers, or employees, nor has it been served or received any notice of a material investigation, inquiry, or dispute by any court, governmental, administrative, or self-regulatory agency, or public board regarding any of its activities; in each case that might reasonably be expected to result in a material adverse effect on the Fund or that might reasonably be expected to materially impair the Sub-Adviser’s ability to discharge its obligations under this Agreement.

f.

Licenses and Registrations. It has all governmental, regulatory, self-regulatory, and exchange licenses, registrations, memberships, and approvals required to act as investment adviser to the Fund and it will obtain and maintain any such required licenses, registrations, memberships, and approvals.

g.	ADV. It has provided the Adviser with a copy of its Form ADV and will, promptly after making any amendment to its Form ADV, furnish a copy of such amendment to the Adviser.

h.

Change in Portfolio Management Personnel. The Sub-Adviser shall promptly notify the Adviser of any change in the portfolio manager(s) responsible for the Allocated Portion or if there is an actual change in control or management of the Sub-Adviser.

i.	[Reserved].

j.

Section 13 Filings. For purposes of Section 13(f) of the Exchange Act, and Rule 13f-1 thereunder, the Sub-Adviser shall be deemed to exercise investment discretion over any “Section 13(f) securities” (as defined in Rule 13f-1(c) under the Exchange Act) held or previously held in the Allocated Portion, and shall include information regarding such securities in its reports filed on Form 13F. For purposes of Section 13(d) and 13(g) of the Exchange Act, the Sub-Adviser shall be deemed the “beneficial owner” of any equity security held or previously held in the Allocated Portion, and shall include information regarding such securities, as required, in its “beneficial ownership reports” filed on Schedules 13D or 13G. For the avoidance of doubt, nothing contained in this Section 12(j) shall be understood as a representation by the Sub-Adviser that it is the owner (or beneficial owner) of these securities for purposes other than those referenced herein.

k.

Ongoing Representations and Warranties. If, at any time during the term of this Agreement, it discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of its representations and warranties in this Agreement inaccurate or incomplete in any material respect, the Sub-Adviser will provide prompt written notification to the Adviser of such fact, omission, event, or change of circumstance, and the facts related thereto. The Sub-Adviser agrees that it will provide prompt notice to the Adviser in the event that: (i) the Sub-Adviser makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction; or (ii) a material event occurs that could reasonably be expected to adversely impact the Sub-Adviser’s ability to perform its duties under this Agreement.

13.	Representations of the Adviser.

The Adviser represents, warrants and further covenants as follows:

a.

Duly Organized / Good Standing. It is duly organized, validly existing, and in good standing as a limited liability company under the laws of the State of Delaware, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it.

b.

Authority. The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance of this Agreement, and the execution, delivery and performance of this Agreement by the Adviser does not contravene or constitute a material default under (i) any provision of applicable law, rule or regulation applicable to the Adviser, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Adviser. Any individuals whose signatures are affixed to this Agreement on behalf of the Adviser have full authority and power to execute this Agreement on behalf of the Adviser.

c.

Enforceable Agreement. This Agreement is enforceable against the Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Further, this Agreement and the retention of the Sub-Adviser to provide the services set forth herein have been approved by the Fund and/or its shareholders, as necessary, in accordance with applicable law.

d.

Registered Investment Adviser; CFTC Registration. The Adviser (i) is duly registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement and the Advisory Agreement with the Trust remain in effect, (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by the Advisory Agreement with the Trust, (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act, (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of the Advisers Act from occurring, (v) has materially met and will seek to continue to materially meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, and (vi) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the 1940 Act. The Adviser is either (a) duly registered as a commodity pool operator and commodity trading advisor with the CFTC and is a member in good standing of the National Futures Association, and will maintain such registration and membership in good standing for so long as this Agreement remains in effect, or (b) exempt from such registration and membership.

e.

No Material Pending Actions. To the best of its knowledge, there are no material pending actions, suits, proceedings, inquiries or investigations, at law or in equity, before or by any court, governmental, administrative or self-regulatory agency, or public board or body involving any of its directors, officers, or employees, nor has it been served or received any notice of a material investigation, inquiry, or dispute by any court, governmental, administrative or self-regulatory agency, or public board or body regarding any of its activities; in each case that might reasonably be expected to result in a material adverse effect on the Fund or that might reasonably be expected to materially impair the Adviser’s ability to discharge its obligations under this Agreement or the Advisory Agreement with the Trust.

f.

Authorized Signatories. The Adviser has furnished to the Sub-Adviser a true and complete list (including specimen signatures) of those representatives of the Adviser, the Trust, and/or the Fund who are currently authorized to issue or receive instructions under this Agreement on behalf of the Adviser, the Trust, and/or the Fund, and the Adviser shall promptly notify the Sub-Adviser in writing of any changes to such list. The Sub-Adviser may rely on the authority of any person identified in such list.

g.

Other Representations. Upon Sub-Adviser’s written request, the Adviser will represent to the Sub-Adviser whether the Fund (including the Subsidiary) qualifies as (a) a “qualified institutional buyer,” as such term is defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”); (b) a “qualified purchaser,” as such term is defined under the 1940 Act (c) an “accredited investor,” as such term is defined in Regulation D under the Securities Act; (d) a “qualified eligible person” within the meaning of the U.S. Commodity Futures Trading Commission Rule 4.7; and (e) an “eligible contract participant” within the meaning of Section 1(a) of the Commodity Exchange Act; and, unless otherwise notified by the Adviser, the Sub-Adviser may rely on such representations in connection with transactions for the Allocated Portion, including for the purpose of making any required certification to a seller or issuer of securities in any such transaction.

h.

Licenses and Registrations. It has all governmental, regulatory, self-regulatory, and exchange licenses, registrations, memberships, and approvals required to act as investment adviser to the Fund and it will obtain and maintain any such required licenses, registrations, memberships, and approvals.

i.

Ongoing Representations and Warranties. If, at any time during the term of this Agreement, it discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of its representations and warranties in this Agreement inaccurate or incomplete in any material respect, it will provide prompt written notification to the Sub-Adviser of such fact, omission, event, or change of circumstance, and the facts related thereto. The Adviser agrees that it will provide prompt notice to the Sub-Adviser in the event that: (i) the Adviser makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction; or (ii) a material event occurs that could reasonably be expected to adversely impact the Adviser’s ability to perform this Agreement.

14.	Renewal, Termination and Amendment.

a.

Renewal. Unless terminated in accordance with Section 14(b) below, this Agreement shall continue in effect until two years from the effectiveness date of the Original Agreement, and thereafter for successive periods of no more than twelve (12) months each, only so long as such continuance is specifically approved at least annually (i) by a vote of the Trustees of the Trust or by vote of a majority of outstanding voting securities of the Fund and (ii) by vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) or of any person party to this Agreement, cast in person at a meeting called for the purpose of such approval, subject to any available exemptive relief from the otherwise applicable requirement that such vote of the Trustees be cast in person at any such meeting.

b.

Termination. This Agreement may be terminated at any time without payment of any penalty (i) by the Board, or by a vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ prior written notice to the Adviser and the Sub-Adviser; (ii) by the Sub-Adviser upon 60 days’ prior written notice to the Adviser and the Fund; or (iii) by the Adviser upon 61 days’ written notice to the Sub-Adviser, or, in each case, upon such shorter notice as may be mutually agreed upon in writing by the parties hereto. This Agreement may also be terminated, without the payment of any penalty, by the Adviser immediately upon (A) a material breach by the Sub-Adviser of this Agreement which is not promptly cured; or (B) at the reasonable discretion of the Adviser, the Sub-Adviser or any officer, director or key portfolio manager of the Sub-Adviser being accused in any regulatory, self-regulatory or judicial proceeding as having materially violated the federal securities laws or engaged in criminal conduct that would constitute a felony rendering such person or an affiliate ineligible from serving as an investment adviser to the Fund under applicable securities laws. This Agreement may also terminate if mutually agreed upon by both the Adviser and the Sub-Adviser. This Agreement shall terminate automatically and immediately upon termination of the Advisory Agreement. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms “assignment,” “interested person” and “vote of a majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act or the rules thereunder. This Agreement may be amended at any time by the Sub-Adviser and the Adviser, subject to approval by the Board (including approval by those Trustees that are not “interested persons” of the Trust) and, if required by the 1940 Act or applicable SEC rules and regulations, a vote of a majority of the Fund’s outstanding voting securities; provided, however, that, notwithstanding the foregoing, this Agreement may be amended or terminated in accordance with any exemptive order issued to the Adviser, the Trust or its affiliates. It is understood that from time to time the Allocated Portion may be zero. This Agreement does not automatically terminate in the event that no Allocated Portion is available for the Sub-Adviser.

c.

Consequences of Termination. In the event of termination of this Agreement, Sections 4, 8, 9, 16, and 23 shall survive such termination of this Agreement. The obligation to maintain insurance pursuant to Section 10 and the obligations contained in Section 15 of this Agreement shall survive for a period of two (2) years following termination of this Agreement. Termination of this Agreement shall immediately and unconditionally revoke any and all powers of attorney granted to the Sub-Adviser under this Agreement.

15.	Confidentiality.

a.

Except as expressly authorized in this Agreement or as required by applicable law, regulation or court order, each party hereto and its affiliates (each, for purposes of this section, the “Recipient Party”) shall keep confidential and shall not use or disclose, except with the consent of the other party hereto (each, for purposes of this section, the “Disclosing Party”), any and all non-public, proprietary or confidential information concerning the business of the Disclosing Parties and/or their affiliates or investors, or potential investors, therein obtained in connection with the services rendered under this Agreement, including, without limitation, Portfolio Information and reports, certifications, and other non-public information provided by the parties pursuant to this Agreement (the “Information”); provided that the Recipient Party may make such disclosure to its affiliates and its and their respective directors, officers, partners, employees, agents, advisors, service providers, potential financing counterparties or representatives, including legal and compliance personnel (collectively, the “Representatives”) who (i) need to know the Information in connection with this Agreement, (ii) have been informed of the confidential nature of such Information and (iii) have been advised that such Information is to be kept confidential and not used for any other purpose. Notwithstanding the foregoing, with prior written notice to the Sub-Adviser, the Trust and the Adviser shall be permitted to disclose Information to any third party in connection with the operation of the Fund, provided that such third party has been advised that such Information is to be kept confidential and the Adviser shall not identify the securities and other instruments held in the Allocated Portion as specifically attributable to the Sub-Adviser in any disclosure of such Information (except for disclosures to Representatives). The term “Information” will not include information that (i) is or becomes publicly available other than as a result of a disclosure by the Recipient Party in violation of this section; (ii) is or becomes available to the Recipient Party or its Representatives from a source other than the Disclosing Party, which source, to the knowledge of the Recipient Party or its Representatives, does not have an obligation of confidentiality to the Disclosing Party with respect to such information; (iii) was already in the Recipient Party’s possession or the possession of its Representatives prior to receiving such information from the Disclosing Party; or (iv) is developed independently by the Recipient Party or its Representatives without use of the Information or violation of this Agreement. Notwithstanding anything to the contrary provided elsewhere herein, none of the confidentiality provisions in this section shall in any way limit the activities of the Adviser and its affiliates in their businesses of providing services to the Trust or other clients.

b.

If the Recipient Party is required to disclose any Information, other than as permitted hereunder, pursuant to a subpoena, court order, or legal or regulatory request, to the extent practicable and legally permitted, the Recipient Party will provide the Disclosing Party with prompt notice so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the applicable provisions of this Agreement. In the event that such protective order or other remedy cannot be sought or is not promptly obtained, the Recipient Party or its representatives may, without liability, furnish that portion of the Information required to be disclosed and will request that confidential treatment be accorded to such Information.

c.

Portfolio Information. As used herein “Portfolio Information” means confidential and proprietary information of the Fund, the Adviser or the Sub-Adviser that is received by a party hereto in connection with this Agreement, and information with regard to the portfolio holdings, investment activity and characteristics of the Fund. In addition to the requirements of subsection 15(a) above, the Adviser and the Sub-Adviser shall restrict access to the Portfolio Information to those employees of the Adviser and the Sub-Adviser or their affiliates or agents who will use it only for purposes reasonably related to the provision of services to the Fund and the Adviser and Sub-Adviser will be obligated to ensure that it is used only for such purposes.

For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, the Sub-Adviser hereby acknowledges and agrees that (i) Information may be disclosed by the Trust, on behalf of the Fund, or the Adviser pursuant to applicable law; and (ii) Portfolio Information may be disclosed by the Trust, on behalf of the Fund, or the Adviser in their sole and absolute discretion, provided that the securities and other instruments held in the Allocated Portion are not (a) separately identified as constituting the Allocated Portion and (b) identified as being managed by the Sub-Adviser, unless required by law or regulation.

d.

Each of the Adviser and the Sub-Adviser agrees that (i) it shall exercise the same standard of care that it uses to protect its own confidential and proprietary information, but no less than reasonable care, to protect the confidentiality of the Information and (ii) failure to maintain the confidentiality of the Information as outlined herein may cause irreparable harm to the Sub-Adviser or Adviser, respectively.

e.

Each Recipient Party acknowledges the global nature of each Disclosing Party’s businesses and the efforts the Disclosing Parties undertake to develop, preserve and protect their Information and their business and competitive advantage and goodwill. Accordingly, each Recipient Party acknowledges and agrees that the restrictions, limitations and obligations in this section are reasonable and necessary for the protection of the legitimate business interests of the Disclosing Parties and their affiliates. Each Recipient Party also acknowledges that the Disclosing Parties would not have entered into this Agreement unless the Recipient Party agreed to such restrictions, limitations, and obligations. The parties hereby agree that the Disclosing Party shall be entitled to seek injunctive relief preventing the dissemination of any Information in violation of the terms hereof. Such injunctive relief shall be in addition to any other remedies available hereunder, whether at law or in equity. Each Recipient Party agrees that its (or any of its affiliates’) breach of this Section 15 may cause irreparable injury to the Disclosing Party for which monetary damages may not be adequate, and that, upon any such breach, the Recipient Party shall be entitled to apply for injunctive and/or other equitable relief in addition to any remedies available at law.

f.

Notwithstanding anything expressed or implied in this Agreement to the contrary, each party and its respective employees, representatives, and agents is expressly authorized to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement. This authorization, however, does not confer or imply any rights other than the right to make such unrestricted tax treatment and tax structure disclosures.

16.	Notices

Except as otherwise specifically provided herein, all communications under this Agreement must be in writing and will be deemed duly given and received when delivered personally, when sent by facsimile or e-mail transmission or three days after being deposited for next-day delivery with an internationally recognized overnight international delivery service, properly addressed to the party to receive such notice at the party’s address specified herein, or at any other address that any party may designate by notice to the others.

Sub-Adviser:

Magnetar Asset Management LLC

C/O Magnetar Capital LLC

1603 Orrington Avenue, Suite 1300

Evanston, Illinois 60201

Fax: (847) 905-5680

Attention: Chief Legal Officer or General Counsel

By e-mail: notices@magnetar.com

Adviser:

Peter Koffler

The Blackstone Group Inc.

Blackstone Alternative Investment Advisors LLC

345 Park Avenue, 28th Floor

New York, New York 10154

Fax: (212) 583-5016

with a copy (which does not constitute notice) to:

James E. Thomas

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Fax: (617) 235-0483

By Email:

BAIACompliance@blackstone.com

17.	Severability.

If any provision of this Agreement is held by any court to be invalid, void or unenforceable, in whole or in part, the other provisions shall remain unaffected and shall continue in full force and effect, provided that the Agreement, as so modified, continues to express, without material change, the original intent of the parties and deletion of such provision will not substantially impair the respective rights and obligations of the parties, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

18.	Business Continuity.

The Sub-Adviser shall maintain reasonable business continuity, disaster recovery, and backup capabilities and facilities. Upon request, the Sub-Adviser shall provide to the Adviser access to its written business continuity, disaster recovery and backup plan(s) or sufficient information and written certification regarding such plans to satisfy the Adviser and Fund’s reasonable inquiries and to assist the Fund and the Chief Compliance Officer of the Fund in complying with Rule 38a-1 under the 1940 Act. The Sub-Adviser represents that it generally tests its plan(s) on at least an annual basis, and shall, at the Adviser’s request, provide the Adviser with information regarding the results of its testing.

19.	Personnel.

The Sub-Adviser shall perform (or shall have previously performed) background screening (including review of records as to violent or criminal conduct) of each employee of the Sub-Adviser with material access to Information at the time such employee is hired by the Sub-Adviser.

20.	Limitation on Consultation.

In accordance with Rule 12d3-1 and Rule 17a-10 under the 1940 Act and any other applicable law or regulation, the Sub-Adviser is not permitted to consult with any other sub-adviser to the Fund or any sub-adviser to any other portion of the Fund or to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions for the Fund in securities or other assets. The Sub-Adviser is responsible only for providing advice with respect to the Allocated Portion.

21.	Lists of Affiliated Persons

The Adviser shall provide the Sub-Adviser with a list of each entity that is both (i) an “affiliated person,” as such term is defined in the 1940 Act, of the Adviser and (ii) a broker, dealer, or entity that is engaged in the business of underwriting, or a registered investment adviser. The Sub-Adviser shall provide the Adviser with a list of each person who is an “affiliated person” as such term is defined in the 1940 Act, of the Sub-Adviser. Each of the Adviser and the Sub-Adviser agrees promptly to update such list whenever the Adviser or the Sub-Adviser becomes aware of any changes that should be added to or deleted from such list of affiliated persons.

22.	Cooperation.

The Sub-Adviser shall cooperate reasonably with the Adviser for purposes of filing any required reports, and responding to regulatory requests, with the SEC or such other regulator having appropriate jurisdiction. The Sub-Adviser will work in good faith with the Adviser and the Fund’s service providers to ensure the orderly daily operation of the Fund (including, without limitation, reasonably assisting with providing information for regulatory filings and responding to regulatory requests that relate to the Allocated Portion).

23.	Miscellaneous.

a.	Further Actions. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof.

b.

Governing Law. To the extent that state law is not preempted by the provisions of any law of the United States of America, all matters arising under or related to this Agreement shall be governed by, construed, interpreted and enforced in accordance with the internal laws of the State of New York, without regard to conflicts-of-laws principles.

c.

Venue; Jurisdiction; Service of Process. Any dispute arising under this Agreement shall be brought exclusively in the courts of the State of New York or the United States District Court, in each case located in the Borough of Manhattan in New York City. Each party irrevocably submits to the exclusive jurisdiction of such courts, waives any objection that it may have at any time to the laying of venue of any proceeding brought in any such court, waives any claim that such proceeding has been brought in an inconvenient forum, and waives the right to object that such court does not have jurisdiction over such party with respect to such proceeding.

d.

Waiver of Trial by Jury. EACH PARTY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT AND WHETHER AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

e.

Appendices Part of Agreement. For the avoidance of doubt, it is acknowledged and agreed that the Appendices and Annexes appended hereto form a part of this Agreement. All defined terms used in this Agreement have the same meanings when used in the Appendices and Annexes hereto.

f.	Captions/Headings. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

g.

Joint Negotiation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the parties intend that this Agreement be construed as if drafted jointly by the parties and that no presumption or burden of proof arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

h.	Counterparts. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one agreement, binding on the parties.

i.

Miscellaneous. All words used herein shall be construed to be of such gender or number as the circumstances require. The words “herein,” “hereby,” “hereof” and “hereto,” and words of similar import, refer to this Agreement in its entirety (including the Appendices hereto) and not to any particular paragraph, clause or other subdivision, unless otherwise specified. The word “including” shall mean “including without limitation” unless otherwise specified.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the dates set forth below and effective as of the day and year first above written.

BLACKSTONE ALTERNATIVE INVESTMENT ADVISORS LLC

By: /s/ Peter Koffler	Date: May 17, 2021
Name: Peter Koffler

MAGNETAR ASSET MANAGEMENT LLC

By: /s/ Karl Wachter	Date: May 14, 2021
Name: Karl Wachter

APPENDIX A

Sub-Advisory Fee